Gaffney, Cline & Associates
EXHIBIT 23.2
CONSENT OF INDEPENDENT RESERVOIR ENGINEERS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the reference to Gaffney, Cline & Associates Ltd. in the Annual Report on Form 10-K for the year ended December 31, 2006 of Endeavour International Corporation and its subsidiaries, filed with the Securities and Exchange Commission.
Bentley, Hampshire, England
June 14th, 2007
Gaffney, Cline & Associates Ltd.

/s/ William B. Cline
William B. Cline PE
Director